UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   January 13, 2016

HAEMONETICS CORPORATION
(Exact name of registrant as specified in its charter)

Massachusetts	1-14041	04-2882273
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

400 Wood Road, Braintree MA	02184
(Address of principal executive offices)	(Zip Code)
 Registrant’s telephone number, including area code  781-848-7100

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Compensatory Arrangements of Certain Officers

On January 13, 2016, Haemonetics Corporation (the “Company”) entered into retention arrangements with certain members of executive management consisting of restricted stock unit grants and Executive Security Agreements which provide for severance under certain conditions.

The restricted stock units, which were granted under the Haemonetics Corporation 2005 Long-Term Incentive Compensation Plan, vest in full on the first anniversary of the grant, if the executive remains employed continuously by the Company through such date. The other material terms of the grant are substantially similar to the terms of the Company’s standard form restricted stock unit award agreement. As part of this program, Christopher Lindop, Chief Financial Officer and Executive Vice President, Business Development, received a grant of 11,393 shares. This summary is qualified in its entirety by reference to the full text of the award agreement, which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

The Executive Security Agreements provide that if the executive’s employment is terminated by the Company without “cause”, as defined therein, the Company will provide severance pay in an amount equal to the executive’s annual base salary and the equivalent of a year of the Company’s contribution to medical and welfare benefits for the executive and dependents. Mr. Lindop and Kent Davies, Chief Operating Officer, entered into Executive Security Agreements on January 13, 2016. This summary is qualified in its entirety by reference to the full text of the agreement, which is attached hereto as Exhibit 10.2 and incorporated by reference herein.
Section 9 - Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit Number	Exhibit Description

10.1	Restricted Stock Units Agreement between Haemonetics Corporation and Christopher Lindop dated January 13, 2016
10.2	Form of Executive Severance Agreement

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HAEMONETICS CORPORATION
(Registrant)

Date: January 19, 2016	By	/s/ Christopher Lindop
Christopher Lindop, Executive Vice President
and Chief Financial Officer